As filed with the Securities and Exchange Commission on May 29, 2026

Registration No.:
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZEBRA TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2675536
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3 Overlook Point, Lincolnshire, IL 60069
(Address of principle executive offices, including zip code)

Zebra Technologies Corporation 2026 Long-Term Incentive Plan
(Full Title of the Plan)
Cristen Kogl
Chief Legal Officer, General Counsel and Corporate Secretary
Zebra Technologies Corporation
3 Overlook Point, Lincolnshire, IL 60069
(847) 634-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Zebra Technologies Corporation (the “Registrant”) for the purpose of registering 2,430,000 shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Registrant, which may be issued under the Zebra Technologies Corporation 2026 Long-Term Incentive Plan (the “2026 Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of this Registration Statement will be delivered to the participants in the 2026 Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the SEC are incorporated by reference in this registration statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 12, 2026;
(b)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2026, filed with the SEC on May 12, 2026;
(c)The Registrant’s Current Reports on Form 8-K, filed with the SEC on February 12, 2026, and May 26, 2026; and
(d)The description of the Common Stock contained in the Registrant’s registration statement, filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments thereto and reports filed for the purpose of updating such description, including the description of the Common Stock included as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 13, 2020.
In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this Registration Statement (other than any documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such Items) and before the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of those documents (such documents, and the documents listed above, being the “incorporated documents”). Any report, document or portion thereof that is “furnished” to, but not “filed” with, the SEC under the Federal securities laws shall not be deemed to be incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
The validity of the securities registered hereunder will be passed upon for the Registrant by Cristen Kogl, Chief Legal Officer, General Counsel and Corporate Secretary of the Registrant. Ms. Kogl may receive awards under the 2026 Plan. Ms. Kogl beneficially owns or has rights to acquire an aggregate of less than 1% of the Common Stock.
Item 6. Indemnification of Directors and Officers.
Article Nine of the Registrant’s Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”) and may indemnify its officers to such extent, except that the Registrant shall not be obligated to indemnify any such person (1) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (2) for any amounts paid in settlement of an action indemnified against by the Registrant without the prior written consent of the Registrant. The Registrant has entered into indemnity agreements with each of its directors and certain of its officers, including all its executive officers. These agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.
In addition, Article Eight of the Registrant’s Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derives an improper personal benefit.
The Registrant has an insurance policy which entitles the Registrant to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.
Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, that person had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation has the power to indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above, or defense of any claim, issue or matter therein, such person is entitled to indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled. Further, a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by Section 145 of the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any authorization of unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. As noted above, the Registrant’s Restated Certificate of Incorporation provides for this limitation on liability.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
Exhibit                        Description
No.

4.1	(1)	Restated Certificate of Incorporation of the Registrant.
4.2	(2)	Amended and Restated By-Laws of the Registrant, dated October 30, 2025.
4.3	(3)	Zebra Technologies Corporation 2026 Long-Term Incentive Plan.
5	*	Opinion of Counsel.
23.1	+	Consent of Counsel.
23.2	*	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1	*	Powers of Attorney (included on signature page of this Registration Statement).
107	*	Filing Fee Table.
	(1)	Incorporated by reference from Current Report on Form 8-K, dated August 6, 2012.
	(2)	Incorporated by reference from Current Report on Form 8-K, dated November 5, 2025.
	(3)	Incorporated by reference from Current Report on Form 8-K, dated May 26, 2026.
	*	Filed herewith.
	+	Included in Exhibit 5.

Item 9. Undertakings.
(a)     The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(b)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(c)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, State of Illinois, on this 29th day of May, 2026.
ZEBRA TECHNOLOGIES CORPORATION
Date: May 29, 2026
By: /s/ Cristen Kogl____________________________
Cristen Kogl
Chief Legal Officer, General Counsel and Corporate Secretary
POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cristen Kogl and Derek Spychalski, and each of them severally, acting alone and without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 29, 2026.

Signature	Title	Date

/s/ William J. Burns
William J. Burns	(Principal Executive Officer)	May 29, 2026

/s/ Nathan Winters	Chief Financial Officer	May 29, 2026
Nathan Winters	(Principal Financial Officer)

/s/ Colleen M. O’Sullivan	Senior Vice President, Chief Accounting Officer	May 29, 2026
Colleen M. O’Sullivan	(Principal Accounting Officer)

/s/ Anders Gustafsson
Anders Gustafsson	Chair of the Board	May 29, 2026

/s/ Michael A. Smith
Michael A. Smith	Lead Independent Director	May 29, 2026

/s/ Linda M. Connly
Linda M. Connly	Director	May 29, 2026

/s/ Nelda J. Connors
Nelda J. Connors	Director	May 29, 2026

/s/ Satish Dhanasekaran
Satish Dhanasekaran	Director	May 29, 2026

/s/ Ross W. Manire
Ross W. Manire	Director	May 29, 2026

/s/ Mary McDowell
Mary McDowell	Director	May 29, 2026

/s/ Kenneth B. Miller
Kenneth B. Miller	Director	May 29, 2026

/s/ Frank B. Modruson
Frank B. Modruson	Director	May 29, 2026

/s/ Janice M. Roberts
Janice M. Roberts	Director	May 29, 2026